Exhibit 99

Earl O. Bradley, III
Phone: 931-552-6176

Bonita H. Spiegl
Phone: 931-552-6176

FIRST ADVANTAGE BANCORP
DECLARES QUARTERLY CASH DIVIDEND

Clarksville, Tennessee.  July 24, 2012.  First Advantage Bancorp (the “Company”) [Nasdaq:  FABK], the holding company for First Advantage Bank, today announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per outstanding share of common stock.  The dividend will be paid on or about August 17, 2012 to stockholders of record as of the close of business on August 6, 2012.
First Advantage Bancorp is the holding company of First Advantage Bank.  Founded in 1953, First Advantage Bank is a Tennessee-chartered commercial bank headquartered in Clarksville, Tennessee.  The Bank operates as a community-oriented financial institution, with five full-service offices in Montgomery County, Tennessee, which is approximately 40 miles northwest of the City of Nashville.  The Bank offers a full range of retail and commercial financial services and its website address is http://www.firstadvantagebanking.com.